SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): October 28, 1998

                           SPECIAL METALS CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Delaware               000-22029                 25-1445468
    ----------------         -------------     ----------------------------
    (State or other           (Commission      (IRS Employer Identification
     jurisdiction of          File Number)                Number)
     incorporation)

                           4317 Middle Settlement Road
                          New Hartford, New York 13413
                    ----------------------------------------
                    (Address of principal executive offices)

Registrant's telephone number, including area code:  (315) 798-2900

Item 2.        Acquisition or Disposition of Assets

               On October 28, 1998, Special Metals Corporation, a Delaware corporation ("SMC"), completed the acquisition of the Inco Alloys International high performance nickel alloys and related business (the "Acquisition") pursuant to a previously announced Stock Purchase Agreement, dated as of July 8, 1998 (the "Stock Purchase Agreement"), between SMC and Inco Limited, a corporation continued under the laws of Canada ("Inco"), and certain of its subsidiaries. The Stock Purchase Agreement was amended by a letter agreement, dated October 28, 1998 (the "Letter Agreement"). Pursuant to the Letter Agreement, among other things, the total consideration paid at the closing by SMC to Inco and its subsidiaries for the Acquisition and the Noncompetition Agreement, dated as of October 28, 1998 (the "Noncompetition Agreement"), between Inco and SMC, was reduced from $408 million to $365 million, of which $348 million was paid in cash and $17 million was paid in preferred stock through the issuance of Series A Preferred Stock described below.

               SMC financed the transaction with proceeds (i) from the Credit Agreement, dated October 28, 1998, among SMC, certain Lenders and Credit Lyonnais New York Branch a s Issuing Bank and Agent (the "Credit Agreement"), which establishes a $375 million bank credit facility (the "Credit Facility") and (ii) made available through the concurrent sale to a wholly-owned subsidiary of Titanium Metals Corporation of 1,600,000 shares of 6.625% Series A Senior Convertible Preferred Stock of SMC (the "Series A Preferred Stock") having an aggregate liquidation amount of $80 million. Additionally, SMC issued 340,000 shares of Series A Preferred Stock to Inco as part of the consideration for the Noncompetition Agreement. For additional information regarding the Series A Preferred Stock, see Item 5 (Other Events).

               The foregoing description is qualified in its entirety by reference to the Stock Purchase Agreement, the Letter Agreement, the Noncompetition Agreement and the Credit Agreement, copies of which are attached hereto as Exhibits 2.1, 2.2, 10.3 and 4.1 respectively and each of which is incorporated herein by reference. A copy of the press release announcing the Acquisition, the Credit Facility and the issuance of the Series A Preferred Stock is attached hereto as Exhibit 99.1 and is also incorporated herein by reference.

               The press release filed as an exhibit to this report includes "safe harbor" language, pursuant to the Private Securities Litigation Reform Act of 1995, indicating that certain statements about SMC's business contained in the press release are matters that are not historical facts and that are "forward-looking" that involve risks and uncertainties, including, but not limited to, the cyclicality of the aerospace industry, future global economic conditions, global productive capacity, competitive products and other risks and uncertainties detailed in SMC's Securities and Exchange Commission filings.

Item 5.        Other Events.

               On October 28, 1998, in connection with the Acquisition, SMC issued 1,600,000 shares of Series A Preferred Stock having an aggregate liquidation amount of $80 million to TIMET Finance Management Company ("TIMET"), a wholly-owned subsidiary of Titanium Metals Corporation ("TMC"), pursuant to an Investment Agreement, dated as of July 8, 1998, as amended (the "TIMET Investment Agreement"), among SMC, TIMET and TMC, and 340,000 shares of Series A Preferred Stock having an aggregate liquidation amount of $17 million to Inco pursuant to an Investment Agreement, dated October 28, 1998 (the "Inco Investment Agreement"), between SMC and Inco and in accordance with the Letter Agreement.

               The terms of the Series A Preferred Stock are set forth in a Certificate of Designations for the Series A Preferred Stock that was filed on October 28, 1998 with the Secretary of State of the State of Delaware (the "Certificate of Designations").

               The holders of the Series A Preferred Stock are entitled to receive cumulative cash dividends, when and as declared by the board of directors of SMC, at the rate of 6.625%, payable quarterly, subject to certain adjustments set forth in the Certificate of Designations in certain events of non-payment for more than six quarters. SMC may redeem the Series A Preferred Stock at any time after October 28, 2001, at decreasing redemption prices starting with 103.975% of the liquidation amount if the Series A Preferred Stock is redeemed after October 28, 2001. The Series A Preferred Stock is subject to mandatory redemption on April 28, 2006, at 100% of the liquidation amount, plus accumulated and unpaid dividends. SMC is also obligated to repurchase the Series A Preferred Stock upon a change of control of SMC, subject to the terms set forth in the Credit Agreement.

               So long as it holds shares of Series A Preferred Stock representing at least 10% of the outstanding voting securities of SMC, assuming for such purpose that the Series A Preferred Stock held by TIMET has been converted into shares of Common Stock as described below, TIMET will be entitled to designate one nominee to be appointed to the board of directors of SMC.

               The Series A Preferred Stock will, subject to the favorable vote (the "Conversion Vote") of a majority of the holders of the common stock of SMC (the "Common Stock"), be convertible into shares of Common Stock at a conversion price of $16.50 per share of Common Stock, subject to certain adjustments set forth in the Certificate of Designations. Pursuant to a Voting Agreement, dated October 28, 1998 (the "Voting Agreement"), SMC's three principal stockholders, which collectively own a majority of the outstanding Common Stock, have agreed to vote their shares of

Common Stock in favor of the Conversion Vote and in favor of the designee that TIMET is entitled to nominate to the board of directors of SMC.

               TIMET is entitled to certain demand registration rights for its Series A Preferred Stock pursuant to a registration rights agreement, dated October 28, 1998 (the "TIMET Registration Rights Agreement"), between TIMET and SMC and both TIMET and Inco are entitled to certain piggy-back registration rights for their Series A Preferred Stock pursuant to the TIMET Registration Rights Agreement and a registration rights agreement, dated October 28, 1998 (the "Inco Registration Rights Agreement"), between SMC and Inco.

               Concurrent with the closing of the Acquisition, SMC expanded its board of directors from seven to nine members and Francis J. Petro, President of the Inco Alloys International business unit, was elected to fill one of the newly created directorships as a Class II director with a term expiring at the next annual meeting of the board of directors. An additional director, to be nominated by TIMET, is expected to be appointed at the next regularly scheduled meeting of the board of directors of SMC.

               The foregoing description is qualified in its entirety by reference to the TIMET Investment Agreement, the Amendment to Investment Agreement, dated October 28, 1998, among SMC, TIMET and TMC, the Inco Investment Agreement, the Certificate of Designations, the Voting Agreement, the TIMET Registration Rights Agreement and the Inco Registration Rights Agreement, copies of which are attached hereto as Exhibits 4.2, 4.3, 4.4, 4.5, 99.3, 10.1 and 10.2 respectively and each of which is incorporated herein by reference. A copy of the press release announcing the Acquisition, the Credit Facility and the issuance of the Series A Preferred Stock is attached hereto as Exhibit 99.1 and is also incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)   Financial Statements of Businesses Acquired

               The financial statements of Inco Alloys
               International are attached hereto as Appendix A.

         (b)   Pro Forma Financial Information

               The pro forma financial information for SMC is attached hereto as Appendix B.

         (c)   The following are exhibits to this Report:

               Exhibit 2.1 Stock Purchase Agreement, dated as of July 8, 1998, between Special Metals Corporation and Inco Limited, Inco United States, Inc., Inco Europe Limited and Inco S.A. **

               Exhibit 2.2 Letter Agreement, dated October 28, 1998, between SMC, Special Metals S.A.R.L., IAII Acquisition Co., IACL Acquisition Inc. and IAL Holdings Limited and Inco, Inco United States, Inc., Inco Europe Limited, Inco S.A. and Inco Alloys International, Inc. *

               Exhibit 4.1 Agreement, dated October 28, 1998, among SMC, the Lenders and Credit Lyonnais New York Branch as Issuing Bank and Agent *

               Exhibit 4.2 Investment Agreement, dated as of July 8, 1998, among SMC, TIMET and TMC **

               Exhibit 4.3 Amendment to Investment Agreement, dated October 28, 1998, among SMC, TIMET and TMC*

               Exhibit 4.4 Investment Agreement, dated October 28, 1998, between SMC and Inco *

               Exhibit 4.5 Certificate of Designations for the Series A Preferred Stock, filed on October 28, 1998, with the Secretary of State of Delaware *

               Exhibit 10.1 Registration Rights Agreement, dated October 28, 1998, between TIMET and SMC *

               Exhibit 10.2 Registration Rights Agreement, dated October 28, 1998, between Inco and SMC *

               Exhibit 10.3 Noncompetition Agreement, dated as of October 28, 1998, between Inco and SMC *

               Exhibit 99.1   Press Release dated October 28, 1998 of SMC *

               Exhibit 99.2 Agreement in Principle, dated July 8, 1998, between Special Metals Corporation and TMC **

               Exhibit 99.3 Voting Agreement, dated October 28, 1998, among TIMET, TMC, Societe Industrielle de Materiaux Avances, LWH Holding S.A. and Advanced Materials Investments Holding S.A. *

*   Exhibit filed herewith
** Exhibit incorporated by reference for SMC's current report on Form 8-K filed with the Securities and Exchange Commission on July 10, 1998 (file no. 000-22029)

                                   SIGNATURES
                                   ----------

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             SPECIAL METALS CORPORATION


                                             By:    /s/ Donald R. Muzyka
                                                    --------------------
                                             Name:  Donald R. Muzyka
                                             Title: President and Chief
                                                    Executive Officer

Dated: November 12, 1998

                                  EXHIBIT INDEX

                           SPECIAL METALS CORPORATION

                           Current Report on Form 8-K
                             Dated November 12, 1998

              Exhibit No.                       Description
              -----------                       -----------

              Exhibit 2.1 Stock Purchase Agreement, dated as of July 8, 1998, between SMC and Inco Limited, Inco United States, Inc., Inco Europe Limited and Inco S.A. **

              Exhibit 2.2 Letter Agreement, dated October 28, 1998, between SMC, Special Metals S.A.R.L., IAII Acquisition Co., IACL Acquisition Inc. and IAL Holdings Limited and Inco, Inco United States, Inc., Inco Europe Limited, Inco S.A. and Inco Alloys International, Inc. *

              Exhibit 4.1 Agreement, dated October 28, 1998, among SMC, the Lenders and Credit Lyonnais New York Branch as Issuing Bank and Agent *

              Exhibit 4.2 Investment Agreement, dated as of July 8, 1998, among SMC, TIMET and TMC **

              Exhibit 4.3 Amendment to Investment Agreement, dated October 28, 1998, among SMC, TIMET and TMC *

              Exhibit 4.4 Investment Agreement, dated October 28, 1998, between SMC and Inco *

              Exhibit 4.5 Certificate of Designations for the Series A Preferred Stock, filed on October 28, 1998, with the Secretary of State of Delaware *

              Exhibit 10.1 Registration Rights Agreement, dated October 28, 1998, between TIMET and SMC *

              Exhibit 10.2 Registration Rights Agreement, dated October 28, 1998, between Inco and SMC *

              Exhibit 10.3 Noncompetition Agreement, dated as of October 28, 1998, between Inco and SMC*

              Exhibit 99.1    Press Release dated October 28, 1998 of SMC *

              Exhibit 99.2 Agreement in Principle, dated July 8, 1998, between Special Metals Corporation and TMC **

              Exhibit 99.3 Voting Agreement, dated October 28, 1998, among TIMET, TMC, Societe Industrielle de Materiaux Avances, LWH Holding S.A. and Advanced Materials Investments Holding S.A. *

*             Exhibit filed herewith
** Exhibit incorporated by reference for SMC's current report on Form 8-K filed with the Securities and Exchange Commission on July 10, 1998 (file no. 000-22029)

                                                                      Appendix A


                          [PRICE WATERHOUSE LETTERHEAD]

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Inco Limited

In our opinion, the accompanying combined balance sheets and the related combined statements of operations and cash flows present fairly, in all material respects, the financial position of Inco Alloys International (as defined in Note 1 to the combined financial statements or the "Company") at December 31, 1997 and 1996, and the results of their operations and their cash flows for the three years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ Price Waterhouse LLP
------------------------
New York, New York
March 25, 1998

                            INCO ALLOYS INTERNATIONAL

                           COMBINED INCOME STATEMENTS

                                                               YEAR ENDED DECEMBER 31,
                                                       ---------------------------------------
                                                          1995            1996         1997
                                                          ----            ----         ----
                                                                    (IN THOUSANDS)
Revenues
Net sales..............................................$ 569,597     $ 660,505       $ 668,470
Other income (Note 3)..................................    2,293         2,385             907
                                                       ---------     ---------       ---------
                                                         571,890       662,890         669,377
                                                       ---------     ---------       ---------
Costs and expenses
Cost of sales..........................................  514,407       587,410         591,040
Selling, general and administrative....................   31,605        39,061          39,461
                                                           2,953         3,721           2,337
Research and development...............................---------     ---------       ---------
                                                         548,965       630,192         632,838
                                                       ---------     ---------       ---------
Operating income.......................................   22,925        32,698          36,539
                                                               -         1,668           2,078
Interest expense.......................................---------     ---------       ---------
Income before income taxes.............................   22,925        31,030          34,461
                                                           9,132        13,249           5,028
Income taxes (Note 4)..................................---------     ---------       ---------
Net income before cumulative effect of change in
      accounting principles, net of taxes..............   13,793        17,781          29,433

Cumulative effect of change in accounting principles
      (Note 18)........................................        -             -             673
Net income.............................................$  13,793     $  17,781       $  28,760
                                                       =========     =========       =========

The accompanying notes are an integral part of these combined financial statements.

                            INCO ALLOYS INTERNATIONAL

                             COMBINED BALANCE SHEETS

                                                                   DECEMBER 31,
                                                              ---------------------
                                                                 1996        1997
                                                                 ----        ----
                                                                  (IN THOUSANDS)
Assets
Current assets:
Cash..........................................................$   7,243   $   3,874
Accounts receivable, net (Note 5).............................  136,435     129,237
Inventories (Note 6)..........................................  208,682     209,045
Income taxes receivable.......................................        -       3,682
Due from affiliates (Note 13).................................        -      30,687
                                                              ---------   ---------
Total current assets..........................................  352,360     376,525

Property, plant and equipment (Note 7)........................  173,970     185,477
                                                              ---------   ---------

Deferred income taxes (Note 4)................................   20,326      23,730
Other assets (Note 8).........................................   40,392      32,941
                                                              ---------   ---------
                                                              $ 587,048   $ 618,673
                                                              =========   =========

Liabilities and shareholder's equity
Current liabilities:
Notes payable.................................................$   1,447   $   3,680
Long-term debt due within one year (Note 9)...................    3,859         730
Accounts payable and accrued liabilities (Note 10)............  111,133     110,391
Income taxes payable..........................................    4,769           -
                                                              ---------   ---------
Total current liabilities.....................................  121,208     114,801
                                                              ---------   ---------
Long-term debt (Note 9).......................................    2,386       3,117
Post-retirement benefits (Note 11)............................  189,014     186,412
Other.........................................................      255         164
                                                              ---------   ---------
Total liabilities.............................................  312,863     304,494
                                                              ---------   ---------

Commitments and contingencies (Note 16).......................        -           -

Shareholder's equity (Note 13)................................  274,185     314,179
                                                              ---------   ---------
                                                              $ 587,048   $ 618,673
                                                              =========   =========

The accompanying notes are an integral part of these combined financial statements.

                            INCO ALLOYS INTERNATIONAL

                        COMBINED STATEMENTS OF CASH FLOWS

                                                                         Year ended December 31,
                                                                   ----------------------------------
                                                                      1995        1996        1997
                                                                      ----        ----        ----
                                                                             (IN THOUSANDS)
Operation activities
Net income before cumulative effect of change in accounting
      principles...................................................$  13,793   $  17,781   $  29,433
Adjustments to reconcile net income before cumulative effect of change in accounting principles to net cash provided by
      (used in) operating activities:
      Depreciation and amortization................................   21,217      21,219      21,848
      Deferred income taxes........................................    4,857       6,308      (2,537)
      Other........................................................    2,396      12,027      (1,081)
                                                                   ---------   ---------   ----------
                                                                      42,263      57,335      47,663
Changes in operating assets and liabilities:
      Accounts receivable..........................................  (40,463)     28,314       7,198
      Inventories..................................................  (25,124)       (894)       (363)
      Accounts payable and accrued liabilities.....................      872       8,805        (742)
      Income taxes payable, net....................................    4,054      (1,515)     (8,451)
                                                                   ---------   ---------   ----------

Net cash provided by (used in) operating activities................  (18,398)     92,045      45,305
                                                                   ---------   ---------   ----------
Investing activities
Capital expenditures...............................................  (15,038)    (24,417)    (32,458)
Acquisitions, net..................................................  (11,533)     (5,462)     (1,255)
Other..............................................................     (130)     (1,518)     (1,271)
                                                                   ---------   ---------   ----------
Net cash used in investing activities..............................  (26,701)    (31,397)    (34,984)
                                                                   ---------   ---------   ----------
Financing activities
Notes payable......................................................    2,822      (1,739)      2,233
Long-term borrowing (repayments), net..............................    1,722       1,312      (2,398)
Contributions from (distributions to) Inco, net (Note 13)..........   41,303     (60,151)    (13,525)
                                                                   ---------   ---------   ----------
Net cash provided by (used in) financing activities................   45,847     (60,578)    (13,690)
                                                                   ---------   ---------   ----------

Net increase (decrease) in cash....................................      748          70      (3,369)

Cash at beginning of year..........................................    6,425       7,173       7,243
                                                                   ---------   ---------   ----------
Cash at end of year................................................$   7,173   $   7,243   $   3,874
                                                                   =========   =========   ==========

The accompanying notes are an integral part of these combined financial statements.

                            INCO ALLOYS INTERNATIONAL

                     NOTES TO COMBINED FINANCIAL STATEMENTS


Note 1.        Basis of Presentation

               The business of Inco Alloys International ("IAI" or the "Company"), an unincorporated business unit, is operated through several direct and indirect wholly-owned subsidiaries and joint venture interests of Inco Limited ("Inco"). The U.S. operations are conducted through Inco Alloys International, Inc. ("IAII"), a wholly-owned subsidiary of Inco United States, Inc. ("Inco U.S."), and the European operations are conducted through Inco Alloys Limited ("IAL") and Inco Alloys International Limited ("IAIL"), each a wholly-owned subsidiary of Inco Europe Limited ("Inco Europe") as well as Rescal S.A. ("Rescal"), an indirect subsidiary of Inco Europe. The Canadian operations are conducted through Inco Alloys Canada Limited ("IACL"), a wholly-owned subsidiary of Inco, and the Asian operations are conducted through a 50% joint venture between Inco and Daido Steel Company Limited, Daido Inco Alloys Ltd., Inco Alloys Services (Pacific) Pte. Ltd. ("IAS(P)PL") and formerly Inco Alloys Pte. Ltd., both wholly-owned subsidiaries of Inco in Singapore. IAII, IAIL, IAL, Rescal and IACL in turn hold direct subsidiaries and interests in certain joint ventures.

               IAI develops, manufactures and markets high-performance nickel alloys for demanding applications. Products are sold worldwide primarily in the aerospace, chemical processing, power generation and pollution control, oil and gas and other markets including welding products, thermal processing and electrical and heating elements, among others. Alloys produced by IAI come in various forms, including sheet, strip, foil, plate, tubing, pipe, billet, bar, rod, extruded shapes, wire rod, wire and welding products.

Note 2.        Summary of Significant Accounting Policies

(a)            Principles of combination

               The combined financial statements have been prepared in accordance with generally accepted accounting principles in the U.S. and comprise the combined financial position, results of operations and cash flows of the Company. The combination has been reflected in these combined financial statements as if it had taken place on January 1, 1994. All significant intercompany transactions and balances have been eliminated. Investments in affiliated companies over which the Company has significant control or ownership of more than 20% but less than or equal to 50% are accounted for using the equity method. Investments in companies less than 20% owned are accounted for using the cost method.

(b)            Revenue recognition

               Sales are recognized at the time products are shipped to the customer.

(c)            Inventories

               Inventories are stated at the lower of cost, including an appropriate allocation of labor and manufacturing overheads, or net realizable value. In the U.S. operations, inventories of nickel and all processing costs are valued at cost determined on the last-in, first-out method. Cost of other metals and supplies, is at average purchase cost. For all non-U.S. operations, inventories are valued at average purchase cost.

(d)            Foreign currency translation

               These combined financial statements are expressed in U.S. dollars. The Company's foreign operating entities' financial statements are expressed in their functional currencies, which are their local currencies. The assets and liabilities of the Company's foreign operations are translated to U.S. dollars at year-end exchange rates and revenues and expenses are translated at the average exchange rate for the year. The related currency translation gains and losses are included in shareholder's equity.

               The Company periodically uses forward currency contracts to hedge the effect of exchange rate fluctuations on future known foreign currency cash flows. Unrealized gains and losses are deferred and recognized in income in conjunction with the transaction being hedged.

(e)            Commodities contracts

               The Company periodically uses forward purchase contracts to hedge the effect of price changes on a portion of raw materials, principally nickel, used in the manufacturing process. Unrealized gains and losses are deferred and recognized in income in conjunction with the transaction being hedged.

(f)            Post-retirement benefits

               The cost of providing benefits through defined benefit pensions and post-retirement benefits other than pensions is actuarially determined and recorded in the combined income statements using the projected benefit method prorated on service. Differences arising from plan amendments, changes in assumptions and experience gains and losses are recorded in the combined income statements over the expected average remaining service life of employees.

               The cost of providing benefits through defined contribution pensions is charged to the combined income statements in the period in respect of which contributions become payable.

(g)            Property, plant and equipment

               Property, plant and equipment is stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets, principally 10-50 years for buildings and improvements, 5-20 years for machinery and equipment, and 5-20 years for furniture and fixtures. Repairs and maintenance expenditures are expensed as incurred.

(h)            Research and development

               Research and development expenditures are expensed as incurred.

(i)            Environmental expenditures

               Environmental expenditures that relate to current operations or future revenues are expensed as incurred or capitalized and depreciated depending on their future economic benefits. Expenditures that relate to an existing condition caused by past operations and that do not contribute to current or future earnings are expensed. Liabilities for environmental costs are recognized when environmental assessments or clean-ups are probable and the associated costs can be reasonably estimated.

               Operating costs associated with environmental programs were $6 million in 1995, $7 million in 1996 and $6 million in 1997. Capital expenditures on environmental projects were $1 million each in 1995 and 1996 and $3 million in 1997.

(j)            Income taxes

               In addition to recognizing income taxes which have been actually paid or are payable, deferred income taxes are recognized to reflect the tax consequences of temporary differences between the amounts of assets and liabilities recognized for financial statement purposes and such amounts recognized for tax purposes, as measured by applying currently enacted tax laws. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting For Income Taxes," the effect on deferred income taxes of a change in statutory tax rates is recognized in income in the period that includes the enactment date. IAII and its domestic subsidiary have been included in the consolidated federal, state and local income tax returns filed by Inco U.S. However, the income tax expense reflected in the combined income statements and income tax liabilities reflected in the combined balance sheets have been prepared on a separate-return basis as though IAII and its domestic subsidiary had filed stand-alone U.S. federal, state and local income tax returns.

(k)            Other assets

               Goodwill represents the excess cost over the fair value of identifiable net assets of acquired businesses and is amortized on a straight-line basis over periods of 5 to 10 years. Deferred charges are amortized on a straight-line basis over periods of 3 to 5 years. In accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which was adopted by the Company effective January 1, 1996, the Company evaluates, for impairment, its goodwill and other long-term assets including property, plant and equipment when events or changes in economic circumstances indicate the carrying amount of such assets may not be recoverable.

(l)            Estimates

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of any contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 3.        Other Income

               Other income consists of the following:

                                                    YEAR ENDED DECEMBER 31,
                                                  -------   -------  -------
                                                     1995      1996     1997
                                                     ----      ----     ----
                                                           (IN THOUSANDS)

Royalty income....................................$   557   $   549  $   713
Rental income.....................................    445       299      284
Gains (losses) from foreign currency contracts....    128       629      (98)

                                                    1,163       908        8
Other.............................................-------   -------  -------
                                                  $ 2,293   $ 2,385  $   907
                                                  =======   =======  =======

Note 4.        Income Taxes

               Income tax expense (benefit) by component consists of the following:

                                                       YEAR ENDED DECEMBER 31,
                                                  -----------------------------
                                                      1995       1996      1997
                                                      ----       ----      ----
                                                           (IN THOUSANDS)

Current:
               Federal............................$    524   $    393  $  6,188
               State..............................       -          -     1,489
               Foreign............................   4,864      6,071       267
                                                  --------   --------  --------
                                                  $  5,388   $  6,464  $  7,944
                                                  --------   --------  --------
Deferred:
               Federal............................$  2,818   $  5,323  $ (1,584)
               State..............................     645      1,141      (331)
               Foreign............................     281        321    (1,001)
                                                  --------   --------  --------
                                                     3,744      6,785    (2,916)
                                                  --------   --------  --------
                                                  $  9,132   $ 13,249  $  5,028
                                                  ========   ========  ========

Current deferred..................................$ (1,113)  $    477  $   (379)
Future deferred...................................   4,857      6,308    (2,537)
Deferred income taxes.............................$  3,744   $  6,785  $ (2,916)
                                                  ========   ========  ========

               A reconciliation between the U.S. federal statutory tax rate and the Company's effective income tax rate on income before income taxes is as follows:

                                                       YEAR ENDED DECEMBER 31,
                                                  ------------------------------
                                                       1995     1996      1997
                                                       ----     ----      ----

U.S. federal statutory rate.......................     35.0%    35.0%     35.0%
Permanent income tax disallowances................      1.6        -      (0.7)
State income taxes, net of federal benefit........      1.8      2.7       4.2
General business credits realized.................        -        -      (8.7)
Benefit from foreign sales corporation............        -        -     (12.9)
Foreign tax rate differences......................      1.4      5.0       0.3
                                                          -        -      (2.6)
Other                                               --------  -------   -------
Effective income tax rate.........................     39.8%    42.7%     14.6%
                                                    ========  =======   =======

               Income (loss) before income taxes by geographic source is as follows:

                                               YEAR ENDED DECEMBER 31,
                                           -----------------------------
                                              1995      1996      1997
                                              ----      ----      ----
                                                   (IN THOUSANDS)

U.S. ......................................$  8,312  $ 17,897  $ 34,493
Foreign....................................  14,613    13,133       (32)
                                           $ 22,925  $ 31,030  $ 34,461
                                           ========  ========= ========

               The tax effects of temporary differences that give rise to significant deferred tax assets and liabilities comprise the following:


                                            DECEMBER 31,
                                      -----------------------
                                        1996            1997
                                        ----            ----
                                           (IN THOUSANDS)
Deferred tax assets:
      Post-retirement benefits........$ 75,119       $ 76,511
      Other...........................  15,932         16,746
                                      --------       --------
                                        91,051         93,257
                                      --------       --------
Deferred tax liabilities:
      Post-retirement benefits........  11,029         10,452
      Depreciation....................  44,631         44,143
      Other...........................   2,395          1,940
                                      --------       --------
                                        58,055         56,535
                                      --------       --------

Current deferred......................  12,670         12,992
Future deferred.......................  20,326         23,730
                                      --------       --------
Net deferred assets...................$ 32,996       $ 36,722
                                      ========       ========

               The lower effective income tax rate in 1997 was primarily due to tax recoveries in the U.S. in respect of general business credits and refiling of prior years' income tax returns. The 1997 income tax expense also includes a benefit of $2,693,000 resulting from the filing of amended income tax returns in the U.S. to claim refunds attributable to lower U.S. income tax rates on qualifying export sales. The factors described as "other" principally include the effect of a corporate tax rate reduction in the U.K.

               Deferred income taxes have not been provided on the undistributed earnings of foreign subsidiaries which are considered to be reinvested indefinitely outside of the U.S. of $58,657,000 at December 31, 1996 and $59,295,000 at December 31, 1997.

Note 5.        Accounts Receivable

               Accounts receivable consist of the following:


                                                   DECEMBER 31,
                                            -------------------------
                                                1996            1997
                                                ----            ----
                                                   (IN THOUSANDS)

Trade accounts receivable...................$ 115,930       $ 109,169
Other.......................................   23,319          24,161
                                            ---------       ---------
                                              139,249         133,330

Less: allowance for doubtful accounts.......    2,814           4,093
                                            ---------       ---------
                                            $ 136,435       $ 129,237
                                            =========       =========

Note 6.        Inventories

               Inventories consist of the following:


                                                     DECEMBER 31,
                                            --------------------------
                                               1996              1997
                                               ----              ----
                                                   (IN THOUSANDS)

Raw materials and work in process...........$ 145,862        $ 151,863
Finished goods..............................   48,772           41,812
Supplies....................................   14,048           15,370
                                            ---------        ---------
                                            $ 208,682        $ 209,045
                                            =========        =========

               The cost of 30% of 1996 inventories and 31% of 1997 inventories was valued using the last-in, first-out ("LIFO") method. Inventories valued by the LIFO method would have been greater if valued at current costs by approximately $53 million and $44 million at December 31, 1996 and 1997, respectively.

Note 7.        Property, Plant and Equipment

               Property, plant and equipment consist of the following:


                                             DECEMBER 31,
                                    ---------------------------
                                        1996              1997
                                        ----              ----
                                            (IN THOUSANDS)

Land................................$   2,340         $   2,332
Buildings and improvements..........   74,242            77,249
Machinery and equipment.............  444,619           461,617
Furniture and fixtures..............   19,643            20,055
                                    ---------         ---------
                                      540,844           561,253
Less:  accumulated depreciation.....  366,874           375,776
                                    ---------         ---------
                                    $ 173,970         $ 185,477
                                    =========         =========

               Depreciation expense was $20,920,000 in 1995, $19,529,000 in 1996 and $19,881,000 in 1997.

Note 8.        Other Assets

               Other assets consist of the following:


                                                 DECEMBER 31,
                                         -----------------------
                                            1996           1997
                                            ----           ----
                                               (IN THOUSANDS)

Goodwill.................................$ 13,873       $ 13,611
Deferred charges.........................   3,018          4,444
                                         --------       --------
                                           16,891         18,055

Less:  accumulated amortization..........   2,246          4,218
                                         --------       --------
                                           14,645         13,837
Investments in affiliates................   7,228          6,104
Intangible pension asset.................  18,519         13,000
                                         --------       --------
                                         $ 40,392       $ 32,941
                                         ========       ========

Note 9.        Long-Term Debt

               Long-term debt consists of the following (weighted average interest rates and repayment periods at December 31, 1997 are shown in parentheses):

                                                   DECEMBER 31,
                                             --------------------
                                                1996         1997
                                                ----         ----
                                                  (IN THOUSANDS)

Long-term notes payable (7.4%) (1998-2001)...$ 6,245      $ 2,194
Other (8.7%) (1998-2006).....................      -        1,653
                                             -------      -------
                                               6,245        3,847
Less:  long-term debt due within one year....  3,859          730
                                             -------      -------
Long-term debt...............................$ 2,386      $ 3,117
                                             =======      =======


               The annual maturities of long-term debt outstanding at December 31, 1997 are as follows (in thousands):


1998.........................................            $   730
1999.........................................                573
2000.........................................                573
2001.........................................                476
After 2001...................................              1,495
                                                         -------
                                                         $ 3,847
                                                         =======

Note 10.       Accounts Payable and Accrued Liabilities

               Accounts payable and accrued liabilities consist of the following:

                                                    DECEMBER 31,
                                             ----------------------
                                                1996          1997
                                                ----          ----
                                                  (IN THOUSANDS)

Trade accounts payable.......................$  35,159    $  35,324
Trade accounts payable to affiliates.........   31,140       36,311
Accrued payroll and employee benefits........   22,840       21,908
Accrued purchases............................   12,855        9,056
Other........................................    9,139        7,792
                                             ---------    ---------
                                             $ 111,133    $ 110,391
                                             =========    =========

Note 11.       Post-retirement Benefits

(a)            Pension benefits

               Substantially all of the Company's employees are covered by non-contributory defined benefit pension plans.

               Retirement benefits for most non-union employees of the Company in the U.S. were provided, before August 1, 1997, by defined benefit pension plans administered by Inco U.S. Costs associated with these plans were allocated by Inco U.S. to the Company. One plan separately covers all of the Company's hourly union employees in the U.S Retirement benefits for employees of the Company in the U.K. were provided by a defined benefit plan that also covered employees of Inco Europe up to May 31, 1997. Costs associated with this U.K. plan were allocated to the Company.

               Effective August 1, 1997 and June 1, 1997, the Company transferred the U.S. and U.K. projected pension benefit obligations of $81 million and $88 million, and assets of $94 million and $111 million from the Inco U.S. non-union and Inco Europe plans, respectively, to separately administered pension plans of the Company. The pension expense for 1997 includes amounts allocated to the Company up to July 31, 1997 and May 31, 1997, respectively. In addition, effective January 1, 1997, the Company transferred projected pension benefit obligations of $15 million in respect of unfunded supplemental pension plans to separately administered plans of the Company. Pension costs, by component, for the newly-created plans of the Company were prorated from the date of inception of each new plan and included in the 1997 pension plan expense. The new plans are administered by IAII and IAL, respectively.

               Benefits for these plans are based primarily on either years of service and employees' final average pay or a stated amount for each year of service. Pension costs are calculated and funded based on annual actuarial estimates, except that funding is subject to limitations under applicable tax regulations.

               Assets of the pension plans consist principally of cash, equity securities and fixed income securities. Differences between actual returns and the related expected return on plan assets, prior service costs associated with plan amendments and net actuarial gains or losses are amortized to pension expense over the expected average remaining service life of employees.

               The projected benefit obligation was determined at December 31, 1996 and 1997 using a discount rate of 7.5% for the U.S. plans and 8.5% for the U.K. plan. The assumed long-term rates of compensation increase, where applicable, ranged from 3.5% to 5.5% in 1996 and 1997. The assumed long-term rate of return on plan assets was 9.0%.

               Because the U.S. non-union plans and the U.K. plan were not separate plans prior to the creation of separately administered plans of the Company in 1997, but were instead part of Inco U.S. and Inco Europe plans, respectively, certain disclosures in respect of the amount of market value of plan assets, actuarial present value of benefit obligation and pension costs are not reflected in the following presentation for 1995 and 1996.

               Pension expense of the Company includes the following components:

                                                          YEAR ENDED DECEMBER 31,
                                                    ----------------------------------
                                                       1995        1996         1997
                                                       ----        ----         ----
                                                              (IN THOUSANDS)

Service cost of benefits earned.....................$  1,501     $  1,422    $   3,874
Interest cost on projected benefit obligation.......   3,727        4,443       12,244
Assumed return on plan assets.......................  (3,709)      (4,150)     (12,975)
Amortization of net asset at January 1, 1986........     156          156          66
Amortization of deferred net (gains) losses.........     184          127       (1,047)
Amortization of unrecognized prior service costs....     677          926        1,826
                                                    ---------    ---------   ---------
                                                       2,536        2,924        3,988
Defined benefit pension expense allocated by
      Inco U.S......................................   4,763        4,846        1,404
Defined benefit pension income allocated by
Inco Europe.........................................  (1,703)        (980)         (68)
                                                    ---------    ---------   ---------
Defined benefit expense.............................   5,596        6,790        5,324
Defined contribution pension expense................   1,854        2,080        2,180
                                                    ---------    ---------   ---------
Pension expense.....................................$  7,450     $  8,870    $   7,504
                                                    =========    =========   =========

               The funded status of the Company's separate defined benefit pension plans is as follows:

                                                                        DECEMBER 31,
                                                      --------------------------------------------
                                                         1996                          1997
                                                         ----                          ----
                                                                      (IN THOUSANDS)
                                                      -------------   -------------  -------------
                                                      Plans where      Plans where   Plans where
                                                      accumulated     assets exceed  accumulated
                                                        benefits       accumulated    benefits
                                                      exceed assets     benefits     exceed assets
                                                      -------------   -------------  -------------

Plan assets at market value...........................$ 58,636        $ 279,164      $       -
                                                      --------        ---------      ---------
Projected benefits based on employment
      service to date and present pay levels:.........
      Vested..........................................  51,258          210,529         13,103
      Nonvested.......................................  10,421           16,651            450
                                                      --------        ---------      ---------
Accumulated benefit obligation........................  61,679          227,180         13,553
Additional amounts related to compensation
      increases.......................................     588           11,474            250
                                                      --------        ---------      ---------

Total projected benefit obligation....................  62,267          238,654         13,803
                                                      --------        ---------      ---------

Plan assets in excess of (less than) projected
      benefit obligation..............................$ (3,631)       $  40,510      $ (13,803)
                                                      ========        =========      =========

Comprised of:
Credits (charges) to future operations................
      Balance of January 1, 1986 net asset............$   (309)       $     (26)     $       -
      Investment and actuarial gains (losses).........     310           42,555         (8,938)
      Prior service costs.............................  (6,382)         (16,884)             -
Pension asset (liability) (exclusive of minimum
      additional pension liability) at December 31....   2,750           14,865         (4,865)
                                                      --------        ---------      ---------
                                                      $ (3,631)       $  40,510      $ (13,803)
                                                      ========        =========      =========

               Pension asset (liability) amounts are recorded in the combined balance sheets as follows:

                                                         DECEMBER 31,
                                                 --------------------------
                                                    1996            1997
                                                    ----            ----
                                                        (IN THOUSANDS)

Accounts payable and accrued liabilities         $ (3,000)       $ (3,000)
Post-retirement benefits (minimum additional
       pension liability)........................  (5,793)              -
                                                 ---------       ----------
                                                   (8,793)         (3,000)

Other assets.....................................  18,519          13,000
Net pension asset................................$  9,726        $ 10,000
                                                 =========       ==========


             The Company also sponsors a defined voluntary contribution plan covering substantially all employees. Participants may elect to contribute basic contributions between 1% and 6% of base compensation. A participant may also elect to contribute additional contributions up to 10% of base compensation. The Company may, at its discretion, contribute, as a matching contribution, an amount between 50% and 100% of the participants' basic contributions up to a maximum of 6%.

(b)          Post-retirement benefits other than pensions

             The Company provides certain health care and life insurance benefits for retired employees in the U.S. Substantially all domestic employees may become eligible for these benefits upon retirement from the Company. Effective January 1, 1993, the Company adopted SFAS No. 106, "Employers' Accounting for Post-retirement Benefits Other Than Pensions," which requires the cost of health care and other post-retirement benefits other than pensions to be accrued over the years employees provide services to the date of their full eligibility for such benefits. Previously, the Company expensed the cost of these benefits on a pay-as-you-go basis after employees retired. The Company elected to immediately recognize the accumulated post-retirement benefits obligation attributable to the services of retired and active employees prior to 1993, the transition obligation, as an expense in 1993 rather than amortizing it over future service periods.

             The accumulated post-retirement benefits obligation is determined by application of the terms of health care and life insurance plans, together with relevant actuarial assumptions and health care cost trend rates. The composite health care cost trend rate used in measuring these post-retirement benefits was assumed to begin at 9% gradually declining to 6% by 2005 and remaining at this level thereafter. A 1% increase in the assumed composite health care cost trend rate would increase the accumulated post-retirement benefits obligation at December 31, 1997 and annual net periodic post-retirement benefits expense by $15 million and $1 million, respectively. The discount rate used in determining the accumulated post-retirement benefits obligation at December 31, 1996 and 1997 was 7.5%. The Company has not funded this obligation.

             Post-retirement benefits expense includes the following components:


                                                       YEAR ENDED DECEMBER 31,
                                                 -------------------------------
                                                    1995       1996       1997
                                                    ----       ----       ----
                                                          (IN THOUSANDS)

Service cost of benefits earned..................$  2,162   $  2,006   $  1,831
Interest cost on accumulated post-retirement
   benefits obligation...........................  11,895     11,968     11,784
Amortization of deferred net gains...............       -     (1,868)    (2,569)
                                                 --------   ---------  ---------
Post-retirement benefits expense.................$ 14,057   $ 12,106   $ 11,046
                                                 ========   =========  =========

      The accrued post-retirement benefits other than pensions obligation is comprised of:

                                                            DECEMBER 31,
                                                   -------------------------
                                                       1996           1997
                                                       ----           ----
                                                          (IN THOUSANDS)

Retirees...........................................$ 113,738     $ 113,752
Fully eligible active plan participants............   14,485        15,466
Other active plan participants.....................   30,478        29,693
                                                   ---------     ---------
Accumulated post-retirement benefits obligation....  158,701       158,911
Unrecognized net gains.............................   31,520        34,501
                                                   ---------     ---------
Accrued post-retirement benefits obligation........  190,221       193,412
Less:  current portion.............................    7,000         7,000
Long-term obligation...............................$ 183,221     $ 186,412
                                                   =========     =========

Note 12.       Segment Information

               Financial information by geographic area is as follows:

                                                YEAR ENDED DECEMBER 31,
                                     -------------------------------------------
                                         1995           1996           1997
                                         ----           ----           ----
                                                   (IN THOUSANDS)
Net sales to customers
      United States..................$ 374,599      $ 403,504      $ 412,267
      Canada.........................   12,147         20,152         17,049
      Europe ........................  128,807        177,465        172,726
      Asia...........................   54,044         59,384         66,428
                                     ---------      ---------      ---------
                                       569,597        660,505        668,470
                                     ---------      ---------      ---------

Sales between geographic areas
      United States..................    1,736          4,590          6,848
      Canada.........................    7,750         14,151          8,343
      Europe.........................   41,528         35,945         35,605
      Asia...........................   15,843         17,202         30,207
                                     ---------      ---------      ---------
                                        66,857         71,888         81,003
                                     ---------      ---------      ---------

Total net sales
      United States..................  376,335        408,094        419,115
      Canada.........................   19,897         34,303         25,392
      Europe.........................  170,335        213,410        208,331
      Asia...........................   69,887         76,586         96,635
      Eliminations...................  (66,857)       (71,888)       (81,003)
                                     ---------      ---------      ---------
                                     $ 569,597     $  660,505      $ 668,470
                                     =========     ==========      =========

Operating income (loss)
      United States..................$   8,312     $   17,899      $  34,493
      Canada.........................      506          1,070            755
      Europe.........................   14,297         14,191          1,088
      Asia...........................     (190)          (462)           203
                                     ---------      ---------      ---------
                                     $  22,925     $   32,698      $  36,539
                                     =========     ==========      =========

Identifiable assets at December 31
      United States..................$ 387,619     $  338,034      $ 376,007
      Canada.........................    2,276         12,807         10,562
      Europe.........................  176,936        194,882        186,051
      Asia...........................   37,791         41,325         46,053
                                     ---------      ---------      ---------
                                     $ 604,622     $  587,048      $ 618,673
                                     =========     ==========      =========

      Sales between geographic areas are generally made at prevailing market prices.

      Export sales from the U.S., by geographic area, are as follows:


                           YEAR ENDED DECEMBER 31,
                   ----------------------------------------
                         1995        1996            1997
                         ----        ----            ----
                                (IN THOUSANDS)

       Europe .....$ 46,458       $ 46,905       $  38,175
       Asia........  30,855         28,581          42,932
       Other.......  10,879         16,874          11,041
                   --------       --------       ---------
                   $ 88,192       $ 92,360       $  92,148
                   ========       ========       =========

Note 13.       Related Party Transactions

               The Company purchases nickel from affiliates priced on a basis which management believes to be substantially similar to the prices that could be negotiated among unrelated third parties.

               The Company sells alloy products to Doncasters plc (formerly Inco Engineered Products) which was an affiliate until February 3, 1997.

               Inco, together with Inco U.S. and Inco Europe, has provided the Company with certain general services, including financial reporting, treasury, taxation, legal, insurance and other corporate services. The cost of these services was charged back to the Company by way of a management fee. Charges for these services, which are included in selling, general and administrative expenses, have been primarily based on the average of certain ratios of net sales, net income, net assets and total assets. Management believes that the methodologies used to allocate these charges are reasonable.

               The Company periodically enters into forward commodity and currency contracts with Inco and Inco Europe which are intended to reduce the adverse effects of raw materials price and foreign currency fluctuations as further explained in Note 14.

               The following tables summarize the above-noted related party transactions and balances.

                                                  YEAR ENDED DECEMBER 31,
                                           ------------------------------------
                                              1995          1996         1997
                                              ----          ----         ----
                                                       (IN THOUSANDS)

      Purchases from affiliates............$ 148,944    $ 132,754    $ 143,550
      Net sales to affiliates..............   11,038       14,781        2,479
      Management fees......................    3,500        2,800        2,800

      Changes in shareholder's equity are as follows:

                                               Year ended December 31,
                                        ----------------------------------
                                             1995         1996       1997
                                             ----         ----       ----
                                                    (IN THOUSANDS)

      Balance at beginning of year......$  251,651   $  307,618  $ 274,185
      Net income........................    13,793       17,781     28,760
      Dividends.........................    (9,249)      (8,237)    (5,559)
      Cash distributions to Inco........  (131,557)    (192,134)   (41,750)
      Cash contributions from Inco......   146,592      110,165     51,712
      Allocated charges from Inco.......    35,517       30,055     12,759

      Currency translation adjustments..       871        8,937     (5,928)
                                        ----------   ----------  ----------
      Balance at end of year............$  307,618   $  274,185  $ 314,179
                                        ==========   ==========  ==========

               In connection with Inco's decision to dispose of IAI, the Company has recorded, effective April 1, 1997, cash distributions to and cash contributions from Inco together with allocated charges from Inco in due from affiliates and in trade accounts payable to affiliates, except for a contribution of $1,828,000, to reimburse the Company for certain income tax expenses incurred, which was included in shareholder's equity.

               Inco funds the working capital requirements of its businesses based upon a centralized cash management system. Shareholder's equity of the Company includes accumulated equity together with amounts due to and from Inco resulting from cash transfers and other intercompany activity. The following table summarizes the allocated charges from Inco that are reflected in the foregoing table of changes in shareholder's equity:


                                               YEAR ENDED DECEMBER 31,
                                           ------------------------------
                                              1995       1996        1997
                                              ----       ----        ----
                                                    (IN THOUSANDS)

       Overhead allocation.................$ 26,756   $ 14,353   $  6,798
       Income tax allocation...............   8,261     14,802      5,736
       Financing costs allocation..........     500        900        225
                                           --------   --------   --------
                                           $ 35,517   $ 30,055   $ 12,759
                                           ========   ========   ========

               Total charges allocated by Inco to the Company in 1997 amounted to $33 million which included overhead of $17 million, income taxes of $15 million and financing costs of $1 million.

               The amount due from affiliates, at December 31, 1997, resulted from cash distributions to Inco U.S. under Inco's centralized cash management system. Inco may elect to settle such amounts by way of an intercompany dividend declaration.

               In 1992, International Nickel Inc. ("International Nickel"), an affiliate, entered into five-year agreements with subsidiaries of a major financial institution under which International Nickel has the right to sell, on a limited recourse basis, up to $50 million of undivided interests in certain accounts receivable.

In 1993, the $50 million limit was increased to $60 million. In connection with this agreement, the Company assigned a portion of its accounts receivable to the affiliate. At both December 31, 1996 and 1997, accounts receivable of the Company were net of $35 million receivable interests assigned to International Nickel.

               In addition to the interest expense recorded by the Company in 1997 on the borrowings from an affiliate, Inco allocated financing costs of $500,000 in 1995, $900,000 in 1996, and $900,000 in 1997 in connection with the assignment of accounts receivable of the Company to International Nickel. These additional costs, which are included in selling, general and administrative expenses, were allocated based on the portion of accounts receivable assigned by the Company to the total accounts receivable sold by International Nickel. Management believes that the methodology used to allocate this charge is reasonable. Inco has not allocated any interest expense related to its corporate debt.

Note 14.       Financial Instruments

               The carrying amounts for all financial instruments approximated fair values, except for outstanding forward commodity contracts. The Company periodically uses forward commodity contracts to hedge the effect of price changes on a portion of raw materials, principally nickel, used in the manufacturing process. Such contracts are entered into only when firm order commitments are received from customers and the forward commodity purchase contract is designated as a hedge. The Company does not engage in any forward commodity purchase activities which have not been specifically identified as hedges. At December 31, 1996 and 1997, the fair value of outstanding forward commodity contracts, based on the cash price quoted on the London Metal Exchange at December 31, 1996 and 1997, was a liability of $5,139,000 and $5,694,000, respectively.

               The Company periodically enters into forward currency and currency option contracts to hedge certain recorded transactions, firm commitments and other anticipated transactions denominated in foreign currencies. The objective of the Company's foreign currency hedging activities is to protect the Company from the risk that the eventual equivalent U.S. dollar cash flows resulting from transactions denominated in foreign currencies will be adversely affected by changes in exchange rates. The Company does not engage in any foreign currency activities which have not been specifically identified as hedges. At December 31, 1996, the Company had outstanding forward currency contracts to sell $13 million at an average rate to pounds sterling of $1.61. At December 31, 1997, the Company had outstanding forward currency contracts to sell $545,000 at an average rate to pounds sterling of $1.63. In addition, the Company had outstanding put options, giving it the right, but not the obligation, to sell DM8 million at an average rate to pounds sterling of DM2.93, FF12 million at an average rate to pounds sterling of FF9.8, and ITL3 billion at an average rate to pounds sterling of ITL2,892. In addition, the Company had outstanding written call options giving the buyer the right but not the obligation to purchase from the Company, at the same rates, DM4 million, FF6 million and ITL1.5 billion. The Company had outstanding forward currency contracts to purchase DM3 million at an average rate to DM of (pound)0.44 at December 31, 1996 and to purchase DM0.2 million at a rate of (pound)0.35 at December 31, 1997. Also at December 31, 1997, the Company had outstanding call options giving the Company the right but not the obligation, to purchase $7 million at an average rate to pounds sterling of $1.619, and had outstanding written put options, giving the buyer the right but not the obligation, to sell to the Company $3.5 million at $1.619. The fair values of these foreign currency contracts is not significant.

               The fair value of the Company's financial instruments at December 31, 1996 and 1997 is based on relevant market information and generally reflects the estimated amounts that the Company would receive or pay to terminate such contracts at the reporting date, thereby taking into account the current unrealized gains or losses in respect of open contracts.

               The Company is exposed to credit risk in the event of non-performance by counterparties in connection with its forward commodity and currency contracts. The Company does not obtain collateral or other security to support financial instruments subject to credit risk but mitigates this risk by dealing only with financially sound counterparties and, accordingly, does not anticipate loss for non-performance. There is no substantial concentration of credit risk resulting from these contracts.

               Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of trade accounts receivable. The Company has many active customers. However, trade accounts receivable are principally concentrated with a small number of large customers with whom the Company has long-standing relationships. Accordingly, the Company considers credit risk to be low. For the year ended December 31, 1995, net sales to one customer accounted for 10.8% of the Company's net sales. For the year ended December 31, 1997, net sales to one customer accounted for 10.7% of the Company's net sales. No other customers represented more than 10% of the Company's net sales in 1995, 1996 and 1997. At December 31, 1996, trade accounts receivable from two customers represented 14.1% and 13.6% of the Company's trade accounts receivable. At December 31, 1997, trade accounts receivable from one customer represented 14.1% of the Company's trade accounts receivable. No other customers accounted for more than 10% of the Company's trade accounts receivable at December 31, 1996 and 1997.

Note 15.       Acquisitions

               In 1996, the Company acquired Spectech Alloys Limited (100%), which distributes welding products in Canada, for an aggregate consideration of $5,455,000.

               In 1997, the Company acquired Gerard de Bruyn BV, a long-established Netherlands distributor of IAI nickel alloys for cash consideration of $580,000.

               In 1997, the Company acquired the remaining 10% interest in A-1 Wire Tech, Inc. ("A-1 Wire Tech"), which the Company did not previously own, for cash consideration of $675,000. A-1 Wire Tech is a U.S. company that draws and sells wire products.

               These acquisitions have been accounted for by the purchase method and, accordingly, their results are included in these combined financial statements from their respective dates of acquisition. The aggregate impact of acquisitions was not material to the Company's net sales or net income and, accordingly, no related pro forma information is provided.

Note 16.       Commitments and Contingencies

(a)            Commitments

               The Company leases certain equipment and facilities under operating leases which contain renewal options and escalation clauses in some cases. Rental expense under these leases amounted to $2 million in each of 1995 and 1996 and $3 million in 1997.

               Future minimum payments under operating leases with initial or remaining non-cancellable terms extending beyond one year are as follows (in thousands):

1998................................    $   2,982
1999................................        2,838
2000................................        1,618
2001................................          588
2002................................            -

(b)            Contingencies

               The Company's activities are subject to a number of environmental laws and regulations in each of the jurisdictions in which it operates governing, among other things, air emissions, wastewater discharges, the treatment, storage and disposal of hazardous substances and wastes and employee health and safety. The Company believes its operations are currently in compliance, in all material respects, with applicable environmental laws and regulations.

               A risk of environmental liability is inherent in current and former activities and some of the Company's facilities could require additional environmental investigation or remediation in the future. While the Company does not believe that compliance with environmental requirements is likely to have a material adverse effect on its financial condition or results of operations, it is not able to determine the impact, if any, of environmental laws and regulations that may be enacted in the future on its financial position due to the uncertainty surrounding the ultimate form that these laws and regulations may take. However, based on currently available information, the Company believes that there are no significant remediation activities required for the Company's facilities which could have a material adverse effect on its financial condition, results of operations or cash flows.

               From time to time, the Company is involved in legal proceedings relating to claims arising out of its operations in the normal course of business. The Company does not believe that it is a party to any proceedings at the present time that could have a material adverse effect on the business, financial condition, results of operations or cash flows of the Company.

               The Company has a limited recourse liability in respect of the sale of undivided interests in certain accounts receivable in the amount of $35 million at December 31, 1997.

Note 17.       Supplemental Information

               Supplemental information in connection with the combined statements of cash flows follows:

                                                 YEAR ENDED DECEMBER 31,
                                         ---------------------------------
                                           1995         1996         1997
                                           ----         ----         ----
                                                   (IN THOUSANDS)

Interest paid..........................  $   -       $ 1,668      $  2,078
Income taxes paid, net.................    686         7,979        15,008


Note 18.       Change in Accounting Principles

               Business process reengineering costs previously incurred of $673,000, net of taxes, were expensed in the fourth quarter of 1997, in accordance with the Emerging Issues Task Force consensus (EITF No. 97-13) with respect to "Accounting for Costs Incurred in Connection with a Consulting Contract or Internal Project that Combines Business Process Reengineering and Information Technology Transformation."

                            INCO ALLOYS INTERNATIONAL
                       INTERIM COMBINED INCOME STATEMENTS
                                   (Unaudited)


                                            Three months ended       Nine months ended
                                               September 30,           September 30,
                                        ------------------------- ---------------------
                                            1997         1998          1997        1998
                                            ----         ----          ----        ----
                                                            (in thousands)
Revenues
Net Sales...............................$ 162,195    $ 137,179    $ 509,039    $ 455,905
Other income, net.......................      423          222        1,472        2,272
                                        ---------    ---------    ---------    ---------
                                          162,618      137,401      510,511      458,177
                                        ---------    ---------    ---------    ---------

Costs and expenses
Cost of sales...........................  143,165      129,346      446,090      408,010
Selling, general and administrative.....    9,697        8,925       30,716       29,103
Research and development................      602          674        1,742        1,856
                                        ---------    ---------    ---------    ---------
                                          153,464      138,945      478,548      438,969
                                        ---------    ---------    ---------    ---------
Operating income (loss).................    9,154       (1,544)      31,963       19,208
Interest expense........................      418          509        1,237        1,598
                                        ---------    ---------    ---------    ---------
Income (loss) before income taxes.......    8,736       (2,053)      30,726       17,610
Income taxes............................       12         (929)       7,263        5,726
                                        ---------    ---------    ---------    ---------
Net income (loss).......................$   8,724    $  (1,124)   $  23,463    $  11,884
                                        =========    =========    =========    =========

The accompanying notes are an integral part of these combined financial statements.

                            INCO ALLOYS INTERNATIONAL
                         INTERIM COMBINED BALANCE SHEETS
                                   (Unaudited)

                                          December 31, 1997   September 30, 1998
                                          -----------------   ------------------
                                                        (in thousands)
ASSETS
Current assets:
Cash........................................$   3,874           $  17,808
Accounts receivable, net....................  129,237             117,801
Inventories.................................  209,045             206,008
Income taxes receivable.....................    3,682                   -
Due from affiliates.........................   30,687              12,495
                                            ---------           ---------
Total current assets........................  376,525             354,112

Property, plant and equipment...............  185,477             190,170

Deferred income taxes.......................   23,730              24,642
Other assets................................   32,941              35,095
                                            ---------           ---------
                                            $ 618,673           $ 604,019
                                            =========           =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Notes payable...............................$   3,680           $   3,166
Long-term debt due within one year..........      730                 720
Accounts payable and accrued liabilities....   74,080              66,409
Trade payables due to affiliates............   36,311              34,498
Income taxes payable........................        -               1,247
                                            ---------           ---------
Total current liabilities...................  114,801             106,040

Long-term debt..............................    3,117               2,999
Post-retirement benefits....................  186,412             188,887
Other.......................................      164                 222
                                            ---------           ---------
Total liabilities...........................  304,494             298,148

Shareholders' equity (Note 2)...............  314,179             305,871
                                            ---------           ---------
                                            $ 618,673           $ 604,019
                                            =========           =========

The accompanying notes are an integral part of these combined financial statements.

                            INCO ALLOYS INTERNATIONAL
                    INTERIM COMBINED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                          Three months ended      Nine months ended
                                                             September 30,          September 30,
                                                       ------------------------  --------------------
                                                         1997         1988         1997        1998
                                                       ---------    --------     --------    --------

OPERATING ACTIVITIES                                   $  8,724     $ (1,124)    $ 23,463    $ 11,884
Net income (loss)......................................
Adjustments to reconcile net income to net cash
   provided by (used in) operating activities:            5,463        5,628       16,868      16,792
   Depreciation and amortization.......................  (3,026)        (369)      (2,088)     (1,328)
   Deferred income taxes...............................     311          115       (2,859)       (908)
                                                       ---------    --------     --------    --------
   Other...............................................  11,672        4,250       35,384      26,440

   Changes in operating assets and liabilities:
     Accounts receivable amd due from affiliates.......  12,609        3,516       13,750      29,628
     Inventories.......................................   6,130        3,697        1,225       3,037
     Accounts payable and accrued liabilities
        and trade payables due to affiliates........... (21,586)       3,422      (25,209)     (9,484)
     Income taxes payable, net.........................  (2,511)      (1,255)      (1,900)      4,929
                                                       ---------    --------     --------    --------
Net cash provided by (used in) operating activities....   6,314       13,630       (4,475)     54,550
                                                       ---------    --------     --------    --------

INVESTING ACTIVITIES
Capital expenditures...................................  (8,245)      (7,618)     (17,024)    (18,518)
Other..................................................    (612)        (107)      (1,417)        283
                                                       ---------    --------     --------    --------
Net cash used in investing activities..................  (8,857)      (7,725)     (18,441)    (18,235)
                                                       ---------    --------     --------    --------

FINANCING ACTIVITIES
Long-term borrowings (repayments), net.................    (110)        (734)       1,379        (642)
Contributions from (distributions to) Inco, net........   1,828            -       22,721     (21,739)
                                                       ---------    --------     --------    --------
Net cash provided by (used in) financing activities....   1,718         (734)      24,100     (22,381)
                                                       ---------    --------     --------    --------

Net increase (decrease) in cash........................    (825)       5,171        1,184      13,934
Cash at beginning of period............................   9,252       12,637        7,243       3,874
                                                       ---------    --------     --------    --------
Cash at end of period..................................$  8,427     $ 17,808     $  8,427    $ 17,808
                                                       =========    ========     ========    ========

The accompanying notes are an integral part of these combined financial statements.

                            INCO ALLOYS INTERNATIONAL

                 NOTES TO INTERIM COMBINED FINANCIAL STATEMENTS
                      Nine Months Ended September 30, 1998
                                   (Unaudited)

Note 1.        Basis of Presentation

               The business of Inco Alloys International ("IAI" or the "Company"), an unincorporated business unit, is operated through several direct and indirect wholly-owned subsidiaries and joint venture interests of Inco Limited ("Inco"). The U.S. operations are conducted through Inco Alloys International, Inc. ("IAII"), a wholly-owned subsidiary of Inco United States, Inc. ("Inco U.S."), and the European operations are conducted through Inco Alloys Limited ("IAL") and Inco Alloys International Limited ("IAIL"), each a wholly-owned subsidiary of Inco Europe Limited ("Inco Europe") as well as Rescal S.A. ("Rescal"), an indirect subsidiary of Inco Europe. The Canadian operations are conducted through Inco Alloys Canada Limited ("IACL"), a wholly owned subsidiary of Inco, and the Asian operations are conducted through a 50% joint venture bewteen Inco and Daido Steel Company Limited, Daido Inco Alloys Ltd., Inco Alloys Services (Pacific) Pte. Ltd. ("IAS(P)PL") and formerly Inco Alloys Pte. Ltd., both wholloy-owned subsidiaries of Inco in Singapore. IAII, IAIL, IAL, Rescal and IACL in turn hold direct subsidiaries and interests in certain joint ventures.

               The unaudited interim combined financial statements have been prepared in accordance with generally accepted accounting principles in the United States for interim financial information. In the opinion of management all adjustments considered necessary for a fair presentation of results for the periods reported have been incluced. These adjustments consist only of normal recurring adjustments. The results of operations for the three-month and nine-month periods ended September 30, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998 or any other interim period. For furhter information, reference is made to the audited combined financial statements.

Note 2.        Shareholder's Equity

               Changes in shareholder's equity are as follows (in thousands):


                                      Three months ended     Nine months ended
                                      September 30, 1998     September 30, 1998
                                      ------------------     ------------------
Balance at begining of period            $ 305,032              $  314,179
Net income (loss)                           (1,124)                 11,884
Dividend                                         -                 (21,739)
Currency translation adjustments             1,963                   1,547
                                         ---------              ----------

Balance at end of period                 $ 305,871              $  305,871
                                         =========              ==========

                                                                      Appendix B

                           Special Metals Corporation
                       Pro Forma Balance Sheet (Unaudited)
                                  June 30, 1998
                         (In thousands of U.S. dollars)

                                                                                      Pro Forma
                                                                              ---------------------------
                                                    Special
                                                    Metals      Inco Alloys   Acquisition
                                                  Corporation  International  Adjustments      Combined
                                                  ------------ ------------- -------------   ------------
Assets
Current assets:
        Cash and cash equivalents                  $   4,825   $  12,637     $       -       $   17,462
        Restricted deposits                            1,982           -             -            1,982
        Accounts receivable - trade                   32,485     127,134        23,775  a       183,394
        Accounts receivable - affiliates                   -       6,678        (6,678) b             -
        Inventories                                   58,222     209,705        44,000  c       311,927
        Deferred income taxes                          2,375           -        (2,375) d             -
        Prepaid expenses and other current assets        541           -         5,148  e         5,689
                                                   ---------   ---------     ---------       ----------
Total current assets                                 100,430     356,154        63,870          520,454

Property, plant and equipment                         44,158     186,955       (12,312) f       218,801
Deferred income taxes                                  1,279      24,626       (13,458) d        12,447
Other assets                                           3,757      33,233        43,706  g        80,696
                                                   ---------   ---------     ---------       ----------
Total assets                                       $ 149,624   $ 600,968     $  81,806       $  832,398
                                                   =========   =========     =========       ==========

Liabilities and Shareholders' Equity
Current liabilities:
        Notes payable                              $       -   $   3,816  $          -       $    3,816
        Accounts payable and accrued liabilities      25,975      61,196        36,289  i       123,460
        Accounts payable - affiliates                      -      36,289       (36,289) i             -
        Income taxes payable                          (1,436)      2,502             -            1,066
        Deferred income taxes                              -           -         1,810  d         1,810
        Current portion of long-term debt                  -         732             -              732
        Current obligation under capital leases          319           -             -              319
                                                   ---------   ---------     ---------       ----------

Total current liabilities                             24,858     104,535         1,810          131,203

Long-term debt                                             -       3,071       322,529  h       325,600
Long-term obligation under capital leases                 25           -             -               25
Post-retirement benefits                               2,613     188,151       (34,501) j       156,263
Deferred income taxes                                      -           -             -  d             -
Other long-term liabilities                            7,178         179             -            7,357
                                                   ---------   ---------     ---------       ----------
Total liabilities                                     34,674     295,936       289,838          620,448

Redeemable preferred stock                                 -           -        97,000  k        97,000
Shareholders' equity:
        Preferred stock (par)                              -           -             -                -
        Common stock (par)                               155           -             -              155
        Paid-in surplus                               75,711           -             -           75,711
        Net parent company investment                      -     305,032      (305,032) l             -
        Pension adjustment                              (496)          -             -             (496)
        Retained earnings                             39,580           -             -           39,580
                                                   ---------   ---------     ---------       ----------
Total shareholders' equity                           114,950     305,032      (305,032)         114,950
                                                   ---------   ---------     ---------       ----------
Total liabilities and shareholders' equity         $ 149,624   $ 600,968     $  81,806       $  832,398
                                                   =========   =========     =========       ==========

See accompanying notes.

                           Special Metals Corporation
                  Notes to Pro Forma Balance Sheet (Unaudited)
                                  June 30, 1998
                         (In thousands of U.S. dollars)

a Reflects the following:

     Reinstatement of accounts receivable previously factored with an affiliate        $   35,000
     Reclassification of accounts receivable from former affiliates                    $    6,678
     Reclassification of current deferred income taxes                                    (12,755)
     Reclassification of other current assets                                              (5,148)
                                                                                       ----------
                                                                                       $   23,775
                                                                                       ==========

b Reflects the reclassification of accounts receivable from former affiliates.

c Reflects the adjustment of inventory to estimated fair value.

d Reflects the adjustments to deferred income taxes resulting from the acquisition and the related adjustments to the assets and liabilities and, for current deferred income taxes, the reclassification from accounts receivable.

e Reflects the reclassification of other current assets from accounts receivable.

f Reflects the adjustment of property, plant and equipment for purchase accounting.

g Reflects the following:

     Elimination of historical goodwill                                                $  (9,560)
     Adjustment of intangible pension asset to estimated fair value                       16,000
     Capitalization of 10 year Noncompetition Agreement                                   37,000
     Elimination of deferred charges related to retired credit agreement                  (3,234)
     Capitalization of financing fees related to the acquisition                           3,500
                                                                                       ---------
                                                                                       $  43,706
                                                                                       =========

h Reflects the issuance of new debt to finance, in part, the acquisition.

i Reflects the reclassification of accounts payable to former affiliates of Inco
  Alloys.

j Reflects the adjustment of post-retirement benefits to estimated current value.

k Reflects the issuance of $97 million of redeemable, convertible preferred stock.

l Reflects the elimination of historical equity (parent company investment) of acquired company.

                           Special Metals Corporation
                  Pro Forma Statement of Operations (Unaudited)
                      For the Year Ended December 31, 1997
                         (In thousands of U.S. dollars)

                                                                                              Pro Forma
                                                                                   -----------------------------
                                                            Special
                                                            Metals    Inco Alloys  Acquisition
                                                          Corporation Interational Adjustments       Combined
                                                          ----------- ------------ -------------     ---------
Net sales                                                 $ 186,071   $ 668,470    $       -         $ 854,541

Cost of goods sold                                          142,029     591,040       (5,451) i        727,618
                                                          ---------   ---------    ---------         ---------
Gross profit                                                 44,042      77,430        5,451           126,923

Selling, general and administrative                           6,958      41,798        1,442  ii        50,198
                                                          ---------   ---------    ---------         ---------
Operating income                                             37,084      35,632        4,009            73,725

Other (income) expense
        Interest expense                                        670       2,078       22,043  iii       24,791
        Abandoned acquisition costs                             554           -            -               554
        Other                                                  (661)       (907)           -            (1,568)
                                                          ---------   ---------    ---------         ---------
                                                                563       1,171       22,043            23,777
                                                          ---------   ---------    ---------         ---------
Income before income taxes                                   33,521      34,461      (18,034)           52,948

Income tax expense (benefit)                                 13,519       5,028       (6,943) iv        11,604
                                                          ---------   ---------    ---------         ---------
Income before cumulative effect of change
        in accounting principle                              23,002      29,433      (11,091)           41,344

Cumulative effect of change in accounting principle,
net of tax                                                        -         673            -               673
                                                          ---------   ---------    ---------         ---------
Net income                                                $  23,002   $  28,760    $ (11,091)        $  40,671
                                                          =========   =========    =========         =========

Earnings per common share:
        Basic                                                  1.53                                       2.28
        Diluted                                                1.53                                       1.95

Weighted average shares outstanding:
        Basic                                                15,004                                     15,004
        Diluted                                              15,016                                     20,895

--------------------------------------------

i Reflects the adjustment to depreciation expense for the revised post-acquisition accounting for property, plant and equipment.

ii      Reflects the following:

               Decreased amortization of pre-acquisition goodwill and deferred charges               $  (1,967)
               Amortization of deferred financing costs                                                    609
               Amortization of non-compete agreement                                                     3,700
               Decreased interest expense on factored accounts receivable                                 (900)
                                                                                                     ----------
                                                                                                     $   1,442
                                                                                                     ==========

iii Reflects the interest expense on the pro forma debt instruments as follows:

               Senior bank facilities                                                                $  23,248
               Notes payable and long-term debt assumed                                                    611
               Commitment fee on unused portion of Senior bank facilities                                  262
               Elimination of historical interest expense                                               (2,078)
                                                                                                     ---------
                                                                                                     $  22,043
                                                                                                     =========

iv Reflects the income tax effects of the pro forma adjustments.

                           Special Metals Corporation
                  Pro Forma Statement of Operations (Unaudited)
                     For the Six Months Ended June 30, 1998
                         (In thousands of U.S. dollars)

                                                                                            Pro Forma
                                                                                   ---------------------------
                                                           Special
                                                            Metals    Inco Alloys   Acquisition
                                                          Corporation Interational  Adjustments      Combined
                                                          ----------- ------------ -------------     ---------
Net sales                                                 $  93,043   $ 318,726    $     -           $ 411,769

Cost of goods sold                                           72,551     278,664      (2,607) i         348,608
                                                          ---------   ---------    --------          ---------
Gross profit                                                 20,492      40,062       2,607             63,161

Selling, general and administrative                           3,769      21,360         589  ii         25,718
                                                          ---------   ---------    --------          ---------
Operating income                                             16,723      18,702       2,018             37,443

Other (income) expense
        Interest expense                                         64       1,089      10,972  iii        12,125
        Other                                                  (376)     (2,050)          -             (2,426)
                                                          ---------   ---------    --------          ---------
                                                               (312)       (961)     10,972              9,699
                                                          ---------   ---------    --------          ---------
Income before income taxes                                   17,035      19,663      (8,954)            27,744

Income tax expense (benefit)                                  6,089       6,655      (3,447) iv          9,297
                                                          ---------   ---------    --------          ---------

Net income                                                $  10,946   $  13,008    $ (5,507)         $  18,447
                                                          =========   =========    ========          =========

Earnings per common share:
        Basic                                                  0.71                                      0.98
        Diluted                                                0.71                                      0.86

Weighted average shares outstanding:
        Basic                                                15,478                                    15,478
        Diluted                                              15,478                                    21,357
--------------------------------------------

i Reflects the adjustment to depreciation expense for the revised post-acquisition accounting for property, plant and equipment.

ii      Reflects the following:

               Decreased amortization of pre-acquisition goodwill and deferred charges               $ (1,115)
               Amortization of deferred financing costs                                                   304
               Amortization of non-compete agreement                                                    1,850
               Decreased interest expense on factored accounts receivable                                (450)
                                                                                                     --------
                                                                                                     $    589
                                                                                                     ========

iii Reflects the interest expense on the pro forma debt instruments as follows:

               Senior bank facilities                                                                $ 11,624
               Notes payable and long-term debt assumed                                                   306
               Commitment fee on unused portion of Senior bank facilities                                 131
               Elimination of historical interest expense                                              (1,089)
                                                                                                     --------
                                                                                                     $ 10,972
                                                                                                     ========

iv Reflects the income tax effects of the pro forma adjustments.

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